Exhibit 99.1

  THE GYMBOREE CORPORATION COMPLETES PRELIMINARY REVIEW OF LEASE ACCOUNTING
                                    PRACTICES

      COMPANY EXPECTS TO RESTATE PRIOR PERIODS FOR NON-CASH ADJUSTMENTS

    SAN FRANCISCO, Feb. 22 /PRNewswire-FirstCall/ -- The Gymboree Corporation (Nasdaq: GYMB) has made a preliminary determination that its current method of accounting for rent holidays, landlord allowances and incentives under operating leases is not consistent with the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission in a letter dated February 7, 2005. In that letter, the SEC provided clarification on long-standing, generally accepted accounting principles related to operating leases. The SEC's interpretation has led numerous retailers to announce adjustments and restatements related to operating lease accounting.

    The Company expects to record non-cash adjustments affecting results from continuing operations and net income to conform to the interpretation provided by the SEC. These adjustments do not impact the timing or amount of lease payments, as they relate solely to accounting treatment. These adjustments, which will include amounts related to the Company's new corporate headquarters, retail stores and other operating leases, have not been finalized. However, the Company has concluded that it will restate quarterly information filed in fiscal 2004 and is likely to restate prior periods.

    Impact related to retail stores and other operating leases:
    The Company is currently calculating the impact related to its retail stores and other operating leases.

    Impact related to corporate headquarters relocation in fiscal 2004:
    Based on its preliminary assessment, the Company estimates that it will record an additional non-cash charge in fiscal 2004 of approximately $0.06 to $0.07 per diluted share relating to the Company's new corporate headquarters. This restatement will impact selling, general and administrative expenses and is expected to reduce income from continuing operations and net income for the first, second, third and fourth quarters of fiscal 2004 by approximately $0.01, $0.02, $0.02, $0.01 per diluted share, respectively.

    Management Presentations
    Due to a scheduling conflict, the Company has changed the date of its fourth quarter 2004 earnings press release and conference call to Wednesday, March 9, 2005 at 1:30 p.m. Pacific Time.

    About The Gymboree Corporation
    The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of January 29, 2005, the Company operated a total of 648 stores: 579 Gymboree(R) retail stores (551 in the United States and 28 in Canada), 55 Janie and Jack(R) retail shops and 14 Janeville(TM) stores in the United States. The Company also operates online stores at www.gymboree.com and www.janieandjack.com, and offers directed parent-child developmental play programs at 528 franchised and company-operated centers in the United States and 26 countries.

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    Forward-Looking Statements
    The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including further examination of the Company's accounting for operating leases, customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, unanticipated costs actually incurred in connection with the management restructuring and severance, the wind down of our UK and Ireland operations, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 31, 2004. These forward-looking statements reflect The Gymboree Corporation's expectations as of February 22, 2005. The Gymboree Corporation undertakes no obligation to update the information provided herein.

    NOTE: Gymboree and Janie and Jack are registered trademarks of The Gymboree Corporation. Janeville is a trademark of The Gymboree Corporation.

SOURCE  Gymboree Corporation
    -0-                             02/22/2005
    /CONTACT: investors, Charles Bracher, +1-415-278-7137, or investor_relations@gymboree.com, or media, Jaclyn Schatzow, +1-415-278-7472, or media_relations@gymboree.com, both of Gymboree Corporation/
    /Web site:  http://www.gymboree.com /